As filed with the Securities and Exchange Commission on October 19, 2006
                                                      Registration No. 033-25913
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                            POST-EFFECTIVE AMENDMENT
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                               NL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

              New Jersey                                13-5267260
     (State or other jurisdiction                    (I.R.S. Employer
          of incorporation or                       Identification No.)
             organization)

         Three Lincoln Centre
     5430 LBJ Freeway, Suite 1700
            Dallas, Texas                                75240-2697
        (Address of principal                            (Zip Code)
         executive offices)

                              --------------------

                   NL INDUSTRIES, INC. RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                              --------------------

                            A. Andrew R. Louis, Esq.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697
                                 (972) 233-1700
                       (Name, address and telephone number
                    including area code of agent for service)


================================================================================

                                 DEREGISTRATION

     Pursuant to Item 512(a)(3), this Post-Effective Amendment is filed in order to deregister securities remaining unsold under Registration Statement No. 33-25913 filed with the U.S. Securities and Exchange Commission.

     On December 31, 2005 the NL Industries, Inc. Retirement Savings Plan, formerly known as the Savings Plan for Employees of NL Industries, Inc. that was adopted by the registrant's board of directors on February 14, 1989 effective January 1, 1989 and approved by the registrant's shareholders on May 2, 1989(the "Plan"), merged into another retirement plan, with the other plan surviving the merger. The surviving plan no longer offered to participants the option to purchase or sell shares of the registrant's common stock, par value $0.125 per share, of the registrant. Any shares of the registrant's common stock held by a participant of the plan were sold prior to December 31, 2005. Accordingly, the registrant hereby deregisters all participation interests of the Plan and any and all shares of the registrant's common stock registered pursuant to this registration statement remaining unsold at the effective time of the merger.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas on October 19, 2006.

                                            NL INDUSTRIES, INC.




                                            By:    /s/ Gregory M. Swalwell
                                                   ---------------------------
                                                   Gregory M. Swalwell
                                                   Vice President, Finance and
                                                   Chief  Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                    Title                             Date
----------------------        -----------------                 ----------------




/s/ Harold C. Simmons         Chairman of the Board and Chief   October 19, 2006
---------------------         Executive Officer (Principal
Harold C. Simmons             Executive Officer)




/s/ Gregory M. Swalwell       Vice President, Finance and       October 19, 2006
---------------------         Chief Financial Officer
Gregory M. Swalwell           (Principal Financial Officer)




/s/ Tim C. Hafer              Vice President and Controller     October 19, 2006
---------------------        (Principal Accounting Officer)
Tim C. Hafer




/s/ Glenn R. Simmons          Director                          October 19, 2006
----------------------
Glenn R. Simmons




/s/ Cecil H. Moore, Jr.       Director                          October 19, 2006
----------------------
Cecil H. Moore, Jr.





/s/ Thomas P. Stafford        Director                          October 19, 2006
----------------------
Thomas P. Stafford





/s/ Steven L. Watson          Director                          October 19, 2006
----------------------
Steven L. Watson




/s/ Terry N. Worrell          Director                          October 19, 2006
----------------------
Terry N. Worrell

     Pursuant to the requirements of the Securities Act of 1933, the NL Industries, Inc. Retirement Savings Plan has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas on October 19, 2006.


                                   NL Industries, Inc. Retirement Savings Plan

                                   By:  NL Industries, Inc., as sponsor of NL
                                        Industries, Inc. Retirement Savings Plan




                                   By:  /s/ Gregory M. Swalwell
                                        -----------------------
                                        Gregory M. Swalwell
                                        Vice  President,   Finance  and  Chief
                                        Financial Officer